Two Harbors Investment Corp. Reports Third Quarter 2020 Financial Results
Strong Performance From Agency Plus MSR Strategy

NEW YORK, November 4, 2020 - Two Harbors Investment Corp. (NYSE: TWO), a mortgage real estate investment trust (REIT) that pairs investments in Agency mortgage servicing rights (MSR) with Agency residential mortgage-backed securities (RMBS), today announced its financial results for the quarter ended September 30, 2020.
Quarterly Summary
•Reported book value of $7.37 per common share, representing a 12.1% quarterly return on book value; excluding the $0.51 reversal of the previously accrued management agreement termination fee, quarterly return on book value would have been 4.5%(1)
•Generated Comprehensive Income of $219.2 million, representing an annualized return on average common equity of 45.6%
•Reported Core Earnings of $75.6 million, or $0.28 per weighted average basic common share(2)
•Declared a third quarter common stock dividend of $0.14 per share
•Continued strength in MSR flow-sale program; settled on $14.5 billion unpaid principal balance (UPB) of MSR through these arrangements
•Strengthened liquidity position by closing a $200 million financing facility for servicing advance receivables and a $100 million financing facility for MSR
•Experienced reduced forbearance rates; 5.0% of our MSR portfolio by loan count in forbearance and 3.6% by loan count in forbearance and not current at September 30, 2020
•Completed transition to self-management after the termination of the management agreement on
August 14, 2020

Fourth Quarter Update
•Settled on $14.5 billion UPB of MSR in three separate bulk transactions

“We are very pleased with our performance this quarter, which includes 4.5% economic return on book value,” stated Bill Greenberg, Two Harbors’ President and Chief Executive Officer. “These results demonstrate that our portfolio construction has lower mortgage spread risk than portfolios without MSR, and continues to validate our strategy as an Agency plus MSR REIT.”

(1) Return on book value is defined as the increase (decrease) in book value per common share from the beginning to the end of the given period, plus dividends declared in the period, divided by book value as of the beginning of the period.
(2) Core Earnings is a non-GAAP measure. Please see page 11 for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information.

Operating Performance
The following table summarizes the company’s GAAP and non-GAAP earnings measurements and key metrics for the second and third quarter of 2020:

Two Harbors Investment Corp. Operating Performance (unaudited)
(dollars in thousands, except per common share data)
	Three Months Ended September 30, 2020			Three Months Ended June 30, 2020
Earnings attributable to common stockholders	Earnings	Per weighted average basic common share	Annualized return on average common equity	Earnings	Per weighted average basic common share	Annualized return on average common equity
Comprehensive Income	$219,180	$0.80	45.6%	$279	$—	0.1%
GAAP Net Income (Loss)	$182,964	$0.67	38.0%	$(192,515)	$(0.70)	(40.7)%
Core Earnings(1)	$75,571	$0.28	15.7%	$(14,491)	$(0.05)	(3.1)%

Operating Metrics
Dividend per common share	$0.14			$0.19
Annualized dividend yield(2)	11.0%			15.1%
Book value per common share at period end	$7.37			$6.70
Return on book value(3)	12.1%			(1.0)%
Other operating expenses, excluding non-cash LTIP amortization and nonrecurring expenses(4)	$12,455			$11,440
Other operating expenses, excluding non-cash LTIP amortization and nonrecurring expenses, as a percentage of average equity(4)	1.7%			1.6%
___________
(1)Please see page 11 for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information.
(2)Dividend yield is calculated based on annualizing the dividends declared in the given period, divided by the closing share price as of the end of the period.
(3)Return on book value is defined as the increase (decrease) in book value per common share from the beginning to the end of the given period, plus dividends declared in the period, divided by the book value as of the beginning of the period.
(4)Excludes non-cash equity compensation expense of $2.9 million for the third quarter of 2020 and $2.3 million for the second quarter of 2020 and nonrecurring expenses of $3.7 million for the third quarter of 2020.

“We are very encouraged by the amount of MSR we have been able to source at attractive levels,” stated Matt Koeppen, Two Harbors’ Chief Investment Officer. “We settled on $14.5 billion UPB through our flow program in the third quarter, and the fourth quarter is shaping up to be even higher. Based on our current flow volumes coupled with post-quarter end bulk settlements of an additional $14.5 billion UPB, our MSR portfolio has started to grow again.”

Portfolio Summary
The company’s portfolio is comprised of $17.9 billion of Agency RMBS, Agency Derivatives and MSR as well as their associated notional hedges as of September 30, 2020. Additionally, the company held $6.5 billion bond equivalent value of net long to-be-announced securities (TBAs).

The following tables summarize the company’s investment portfolio as of September 30, 2020 and June 30, 2020:

Two Harbors Investment Corp. Portfolio
(dollars in thousands)

Portfolio Composition	As of September 30, 2020		As of June 30, 2020
	(unaudited)		(unaudited)
Agency
Fixed Rate	$16,544,530	92.4%	$17,637,205	92.7%
Other Agency(1)	78,646	0.5%	85,065	0.5%
Total Agency	16,623,176	92.9%	17,722,270	93.2%
Mortgage servicing rights(2)	1,257,503	7.0%	1,279,195	6.7%
Other	17,993	0.1%	23,180	0.1%
Aggregate Portfolio	17,898,672		19,024,645
Net TBA position(3)	6,510,938		3,438,881
Total Portfolio	$24,409,610		$22,463,526

Portfolio Metrics	Three Months Ended September 30, 2020	Three Months Ended June 30, 2020
	(unaudited)	(unaudited)
Annualized portfolio yield during the quarter(4)	2.42%	2.84%
Annualized cost of funds on average borrowing balance during the quarter(5)	0.64%	2.61%
Annualized net yield for aggregate portfolio during the quarter	1.78%	0.23%
________________
(1)Other Agency includes hybrid ARMs and Agency derivatives.
(2)Based on the loans underlying the MSR reported by subservicers on a month lag, adjusted for current month purchases.
(3)Represents bond equivalent value of TBA position. Bond equivalent value is defined as notional amount multiplied by market price. Accounted for as derivative instruments in accordance with GAAP.
(4)Includes interest income on RMBS and servicing income net of servicing expenses and amortization on MSR.
(5)Cost of funds includes interest spread income/expense associated with the portfolio's interest rate swaps.

Portfolio Metrics Specific to RMBS and Agency Derivatives	As of September 30, 2020	As of June 30, 2020
	(unaudited)	(unaudited)
Weighted average cost basis of Agency principal and interest securities(6)	$104.88	$104.88
Weighted average three month CPR on Agency RMBS	23.1%	19.9%
Fixed-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio	99.4%	99.4%
Adjustable-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio	0.6%	0.6%
______________
(6) Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes.

Portfolio Metrics Specific to MSR(1)	As of September 30, 2020	As of June 30, 2020
(dollars in thousands)	(unaudited)	(unaudited)

Unpaid principal balance	$156,444,362	$163,493,573
Gross weighted average coupon	3.9%	4.0%
Weighted average original FICO score(2)	754	754
Weighted average original LTV	74%	75%
60+ day delinquencies	4.1%	3.9%
Net servicing fee	27.2 basis points	27.3 basis points

	Three Months Ended September 30, 2020	Three Months Ended June 30, 2020
	(unaudited)	(unaudited)
Fair value losses	$(112,763)	$(238,791)
Servicing income	$99,114	$112,891
Servicing expenses	$25,264	$23,876
Change in servicing reserves	$898	$39
________________
Note: The company does not directly service mortgage loans, but instead contracts with appropriately licensed subservicers to handle substantially all servicing functions in the name of the subservicer for the loans underlying the company’s MSR.
(1) Metrics exclude residential mortgage loans in securitization trusts for which the company is the named servicing administrator.
(2) FICO represents a mortgage industry accepted credit score of a borrower.

Other Investments and Risk Management Metrics	As of September 30, 2020	As of June 30, 2020
(dollars in thousands)	(unaudited)	(unaudited)
Net long TBA notional amount(3)	$6,236,000	$3,236,000
Interest rate swaps notional, utilized to economically hedge interest rate exposure (or duration)	$12,394,818	$4,479,000
Swaptions net notional, utilized as macroeconomic hedges	6,000,000	—
Total interest rate swaps and swaptions notional	$18,394,818	$4,479,000
________________
(3) Accounted for as derivative instruments in accordance with GAAP.

Financing Summary
The following tables summarize the company’s financing metrics and outstanding repurchase agreements, revolving credit facilities, term notes and convertible senior notes as of September 30, 2020 and June 30, 2020:

September 30, 2020	Balance	Weighted Average Borrowing Rate	Weighted Average Months to Maturity	Number of Distinct Counterparties
(dollars in thousands, unaudited)

Repurchase agreements collateralized by RMBS	$16,376,696	0.29%	2.74	20
Revolving credit facilities collateralized by MSR	274,830	2.94%	39.65	2
Term notes payable collateralized by MSR	395,328	2.95%	44.84	n/a
Unsecured convertible senior notes	285,843	6.25%	15.53	n/a
Total borrowings	$17,332,697

June 30, 2020	Balance	Weighted Average Borrowing Rate	Weighted Average Months to Maturity	Number of Distinct Counterparties
(dollars in thousands, unaudited)

Repurchase agreements collateralized by RMBS	16,991,248	0.65%	1.56	20
Revolving credit facilities collateralized by MSR	267,181	2.66%	8.50	1
Term notes payable collateralized by MSR	395,048	2.98%	47.87	n/a
Unsecured convertible senior notes	285,515	6.25%	18.53	n/a
Total borrowings	$17,938,992

Borrowings by Collateral Type	As of September 30, 2020		As of June 30, 2020
(dollars in thousands)	(unaudited)		(unaudited)
Collateral type:
Agency RMBS and Agency Derivatives	$16,374,325		$16,988,592
Mortgage servicing rights	670,158		662,229
Other - secured	2,371		2,656
Other - unsecured(1)	285,843		285,515
Total	$17,332,697		$17,938,992

Debt-to-equity ratio at period-end(2)	5.7	:1.0	6.3	:1.0
Economic debt-to-equity ratio at period-end(3)	7.7	:1.0	7.4	:1.0

Cost of Funds Metrics	Three Months Ended September 30, 2020		Three Months Ended June 30, 2020
	(unaudited)		(unaudited)
Annualized cost of funds on average borrowings during the quarter:	0.7%		1.4%
Agency RMBS and Agency Derivatives	0.4%		1.2%
Mortgage servicing rights(4)	3.6%		3.8%
Other - secured	2.5%		2.7%
Other - unsecured(1)(4)	6.7%		6.7%
____________________
(1)Includes unsecured convertible senior notes.
(2)Defined as total borrowings to fund RMBS, MSR and Agency Derivatives, divided by total equity.
(3)Defined as total borrowings to fund RMBS, MSR and Agency Derivatives, plus the implied debt on net TBA positions, divided by total equity.
(4)Includes amortization of debt issuance costs.

Conference Call
Two Harbors Investment Corp. will host a conference call on November 5, 2020 at 9:00 a.m. EST to discuss third quarter 2020 financial results and related information. To participate in the teleconference, please call toll-free (800) 289-0438, conference code 2438642, approximately 10 minutes prior to the above start time. You may also listen to the teleconference live via the Internet on the company’s website at www.twoharborsinvestment.com in the Investor Relations section under the Events and Presentations link. For those unable to attend, a telephone playback will be available beginning at 12:00 p.m. EST on November 5, 2020, through 12:00 a.m. EST on December 5, 2020. The playback can be accessed by calling (719) 457-0820 , conference code 2438642. The call will also be archived on the company’s website in the Investor Relations section under the Events and Presentations link.

Two Harbors Investment Corp.
Two Harbors Investment Corp., a Maryland corporation, is an internally managed real estate investment trust that invests in residential mortgage-backed securities, mortgage servicing rights and other financial assets. Two Harbors is headquartered in Minnetonka, MN. Additional information is available at www.twoharborsinvestment.com.

Forward-Looking Statements
This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2019, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; the ongoing impact of the COVID-19 pandemic, and the actions taken by federal and state authorities and GSEs response, on the U.S. economy, financial markets and our target assets; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; the occurrence, extent and timing of credit losses within our portfolio; the concentration of credit risks we are exposed to; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to effectively execute and to realize the benefits of strategic transactions and initiatives we have pursued or may in the future pursue; our decision to terminate our management agreement with PRCM Advisers LLC and the pending litigation related thereto; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire MSR and successfully operate our seller-servicer subsidiary and oversee our subservicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures, such as Core Earnings and Core Earnings per basic common share that exclude certain items. The non-GAAP financial measures presented by the company provide supplemental information to assist investors in analyzing the company’s results of operations and help facilitate comparisons to industry peers. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 11 of this release.

Additional Information
Stockholders of Two Harbors and other interested persons may find additional information regarding the company at the SEC’s Internet site at www.sec.gov or by directing requests to: Two Harbors Investment Corp., Attn: Investor Relations, 601 Carlson Parkway, Suite 1400, Minnetonka, MN, 55305, telephone (612) 453-4100.

Contact
Corey Stolhammer, Investor Relations, Two Harbors Investment Corp., (612) 453-4055 or
corey.stolhammer@twoharborsinvestment.com

# # #

TWO HARBORS INVESTMENT CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)
	September 30, 2020	December 31, 2019
	(unaudited)
ASSETS
Available-for-sale securities, at fair value (amortized cost $15,879,431; allowance for credit losses $25,495)	$16,574,321	$31,406,328
Mortgage servicing rights, at fair value	1,257,503	1,909,444
Cash and cash equivalents	1,615,074	558,136
Restricted cash	596,951	1,058,690
Accrued interest receivable	50,140	92,634
Due from counterparties	118,819	318,963
Derivative assets, at fair value	97,889	188,051
Reverse repurchase agreements	82,410	220,000
Other assets	194,543	169,376
Total Assets	$20,587,650	$35,921,622
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Repurchase agreements	$16,376,696	$29,147,463
Federal Home Loan Bank advances	—	210,000
Revolving credit facilities	274,830	300,000
Term notes payable	395,328	394,502
Convertible senior notes	285,843	284,954
Derivative liabilities, at fair value	3,551	6,740
Due to counterparties	109,200	259,447
Dividends payable	57,268	128,125
Accrued interest payable	12,304	149,626
Other liabilities	52,958	70,299
Total Liabilities	17,567,978	30,951,156
Stockholders’ Equity
Preferred stock, par value $0.01 per share; 50,000,000 shares authorized and 40,050,000 and 40,050,000 shares issued and outstanding, respectively ($1,001,250 and $1,001,250 liquidation preference, respectively)	977,501	977,501
Common stock, par value $0.01 per share; 450,000,000 shares authorized and 273,694,411 and 272,935,731 shares issued and outstanding, respectively	2,737	2,729
Additional paid-in capital	5,161,491	5,154,764
Accumulated other comprehensive income	720,340	689,400
Cumulative earnings	814,585	2,655,891
Cumulative distributions to stockholders	(4,656,982)	(4,509,819)
Total Stockholders’ Equity	3,019,672	4,970,466
Total Liabilities and Stockholders’ Equity	$20,587,650	$35,921,622

TWO HARBORS INVESTMENT CORP.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(unaudited)		(unaudited)
Interest income:
Available-for-sale securities	$89,200	$242,023	$443,614	$731,716
Other	516	7,717	8,936	24,536
Total interest income	89,716	249,740	452,550	756,252
Interest expense:
Repurchase agreements	18,652	176,450	222,068	501,361
Federal Home Loan Bank advances	—	391	1,747	10,406
Revolving credit facilities	2,391	3,964	8,748	15,316
Term notes payable	3,321	5,475	11,678	5,706
Convertible senior notes	4,821	4,797	14,366	14,256
Total interest expense	29,185	191,077	258,607	547,045
Net interest income	60,531	58,663	193,943	209,207
Other-than-temporary impairment losses	—	(5,950)	—	(11,004)
Other income (loss):
(Loss) gain on investment securities	(9,107)	248,828	(1,037,222)	251,977
Servicing income	99,114	126,025	342,802	373,922
Loss on servicing asset	(112,763)	(234,514)	(938,219)	(675,920)
Gain (loss) on interest rate swap, cap and swaption agreements	1,401	70,620	(296,117)	(101,414)
Gain on other derivative instruments	65,596	85,856	8,734	270,798
Other income	84	495	948	277
Total other income (loss)	44,325	297,310	(1,919,074)	119,640
Expenses:
Management fees	5,759	16,839	31,738	42,556
Servicing expenses	26,197	17,696	70,049	54,354
Other operating expenses	18,976	13,344	47,892	42,913
Restructuring charges	(139,788)	—	6,000	—
Total expenses	(88,856)	47,879	155,679	139,823
Income (loss) before income taxes	193,712	302,144	(1,880,810)	178,020
Benefit from income taxes	(8,202)	(3,556)	(39,504)	(11,188)
Net income (loss)	201,914	305,700	(1,841,306)	189,208
Dividends on preferred stock	18,950	18,951	56,851	56,851
Net income (loss) attributable to common stockholders	$182,964	$286,749	$(1,898,157)	$132,357
Basic earnings (loss) per weighted average common share	$0.67	$1.05	$(6.94)	$0.50
Diluted earnings (loss) per weighted average common share	$0.64	$1.00	$(6.94)	$0.50
Dividends declared per common share	$0.14	$0.40	$0.33	$1.27
Weighted average number of shares of common stock:
Basic	273,705,785	272,897,575	273,567,998	266,114,772
Diluted	291,876,935	291,053,718	273,567,998	266,114,772

TWO HARBORS INVESTMENT CORP.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS), CONTINUED
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(unaudited)		(unaudited)
Comprehensive income (loss):
Net income (loss)	$201,914	$305,700	$(1,841,306)	$189,208
Other comprehensive income (loss), net of tax:
Unrealized gain (loss) on available-for-sale securities	36,216	(29,164)	30,940	637,537
Other comprehensive income (loss)	36,216	(29,164)	30,940	637,537
Comprehensive income (loss)	238,130	276,536	(1,810,366)	826,745
Dividends on preferred stock	18,950	18,951	56,851	56,851
Comprehensive income (loss) attributable to common stockholders	$219,180	$257,585	$(1,867,217)	$769,894

TWO HARBORS INVESTMENT CORP.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended September 30,	Three Months Ended June 30,
	2020	2019
	(unaudited)	(unaudited)
Reconciliation of Comprehensive income to Core Earnings:
Comprehensive income attributable to common stockholders	$219,180	$279
Adjustment for other comprehensive income attributable to common stockholders:
Unrealized gain on available-for-sale securities	(36,216)	(192,794)
Net income (loss) attributable to common stockholders	$182,964	$(192,515)

Adjustments for non-Core Earnings:
Realized loss (gain) on securities	1,725	(54,795)
Unrealized loss on securities	281	110
Provision for credit losses	7,101	1,193
Realized and unrealized loss on mortgage servicing rights	55,858	176,916
Realized loss on termination or expiration of swaps and swaptions	—	747,055
Unrealized gain on interest rate swaps and swaptions	(583)	(756,464)
Gain on other derivative instruments	(32,696)	(64,744)
Other loss	5	61
Change in servicing reserves	898	39
Non-cash equity compensation expense	2,857	2,398
Other nonrecurring expenses	3,664	—
Change in restructuring charges	(139,788)	145,069
Net benefit from income taxes on non-Core Earnings	(6,715)	(18,814)
Core Earnings attributable to common stockholders(1)	$75,571	$(14,491)

Weighted average basic common shares	273,705,785	273,604,079
Core Earnings attributable to common stockholders per weighted average basic common share	$0.28	$(0.05)
_____________
(1)Core Earnings is a non-U.S. GAAP measure that we define as comprehensive income (loss) attributable to common stockholders, excluding “realized and unrealized gains and losses” (impairment losses, provision for credit losses, realized and unrealized gains and losses on the aggregate portfolio, reserve expense for representation and warranty obligations on MSR, non-cash compensation expense related to restricted common stock, other nonrecurring expenses and restructuring charges). As defined, Core Earnings includes net interest income, accrual and settlement of interest on derivatives, dollar roll income on TBAs, servicing income, net of estimated amortization on MSR, management fees and recurring cash related operating expenses. Dollar roll income is the economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements. Core Earnings provides supplemental information to assist investors in analyzing the Company’s results of operations and helps facilitate comparisons to industry peers.

TWO HARBORS INVESTMENT CORP.
SUMMARY OF QUARTERLY CORE EARNINGS
(dollars in millions, except per share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
	(unaudited)
Net Interest Income:
Interest income	$89.7	$107.3	$255.5	$237.3	$251.1
Interest expense	29.2	62.1	167.3	167.3	191.1
Net interest income	60.5	45.2	88.2	70.0	60.0
Other income:
Servicing income, net of amortization(1)	42.2	51.0	55.2	54.6	52.7
Interest spread on interest rate swaps	0.8	(56.3)	(12.6)	4.8	19.1
Gain on other derivative instruments	32.9	11.9	5.3	9.0	—
Other income	0.1	0.1	0.1	0.1	0.4
Total other income	76.0	6.7	48.0	68.5	72.2
Expenses	43.5	46.8	47.0	49.4	46.2
Core Earnings before income taxes	93.0	5.1	89.2	89.1	86.0
Income tax expense	(1.5)	0.6	2.6	2.5	2.0
Core Earnings	94.5	4.5	86.6	86.6	84.0
Dividends on preferred stock	18.9	19.0	19.0	18.9	19.0
Core Earnings attributable to common stockholders(2)	$75.6	$(14.5)	$67.6	$67.7	$65.0
Weighted average basic Core EPS	$0.28	$(0.05)	$0.25	$0.25	$0.24

Core earnings return on average common equity	15.7%	(3.1)%	7.3%	6.8%	6.5%
________________
(1)Amortization refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio. This amortization has been deducted from Core Earnings. Amortization of MSR is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value.
(2)Please see page 11 for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information.